SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 16, 2004

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 8.01 Other Events.

Increased size of tender offer for Senior Notes due 2006.

On December 15, 2004, we announced that we had commenced a partial cash tender offer to purchase up to $375 million principal amount of our 7.00% senior notes due 2006. On December 16, 2004, we announced that we increased the maximum principal amount we are seeking in the tender offer to $450 million, which represents all of the outstanding 2006 notes. In addition, we announced that the tender offer is conditioned upon our consummation of an offering of notes in a capital markets transaction with gross proceeds of at least $450,000,000. All of the other terms and conditions of the tender offer remain unchanged.

A copy of the press release announcing the increase in the size of the tender offer is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements And Exhibits.

(c)	Exhibits.

99.1	Press release, dated December 16, 2004, announcing the increase in the size of the tender offer for senior notes due 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: December 16, 2004	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 16, 2004, announcing increase in size of tender offer for senior notes due 2006.